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                                                                     Exhibit 4.2



                      VIRGINIA ELECTRIC AND POWER COMPANY

                          AND THE CHASE MANHATTAN BANK

                                   as Trustee

                        _______________________________

                              FOURTH SUPPLEMENTAL
                                   INDENTURE

                            Dated as of March 1, 2001


 Supplementing the Senior Indenture dated as of June 1, 1998, as supplemented by a First Supplemental Indenture dated as of June 1, 1998, a Second Supplemental Indenture dated as of June 1, 1999 and a Third Supplemental
                    Indenture dated as of November 1, 1999

                        _______________________________

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          THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of March 1, 2001 between
Virginia Electric and Power Company, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the "Company"), having its principal office at 701 East Cary Street, Richmond, Virginia 23219-3932, and The Chase Manhattan Bank, as Trustee, a New York banking corporation having its principal corporate trust office at 450 West 33rd Street, New York, New York 10001 (hereinafter called the "Trustee").


                                   RECITALS

          The Company and the Trustee are parties to an Indenture, dated as of June 1, 1998, as supplemented by a First Supplemental Indenture dated as of June 1, 1998, a Second Supplemental Indenture dated as of June 1, 1999 and a Third Supplemental Indenture dated as of November 1, 1999 (the "Indenture"), relating to the issuance from time to time by the Company of its unsecured notes or other evidences of indebtedness (the "Securities") on terms to be specified at the time of issuance. Capitalized terms used herein, not otherwise defined, shall have the same meanings given them in the Indenture.

          The Company has requested the Trustee to join with it in the execution and delivery of this fourth supplemental indenture (the "Fourth Supplemental Indenture") in order to supplement and amend the Indenture, by adding certain provisions thereof, to permit the Company to require, if it shall so elect, that Securities of any series created after the date hereof be subject to repayment, in whole or in part, prior to their Stated Maturity, at the option of Holders thereof.

          Section 901 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders of Securities to make any provisions with respect to matters or questions arising under the Indenture, so long as such action does not adversely affect the interests of the Holders of Securities of any series in any material respect.

          The Company has determined that this Fourth Supplemental Indenture complies with Section 901 and does not require the consent of any Holders of Securities or coupons.

          At the request of the Trustee, the Company has furnished the Trustee with an Opinion of Counsel complying with the requirements of Section 903 of the Indenture, stating, among other things, that the execution of this Fourth Supplemental Indenture is authorized or permitted by the Indenture, and an Officers' Certificate and Opinion of Counsel complying with the requirements of
Section 102 of the Indenture, and has delivered to the Trustee a Board Resolution as required by Section 901 of the Indenture authorizing the execution by the Company of this Fourth Supplemental Indenture and its delivery by the Company to the Trustee.

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          All things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with the terms of the Indenture, and a valid amendment of, and supplement to the Indenture have been done.

          NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities or coupons, as follows:

I.        AMENDMENTS TO THE INDENTURE

          A. Section 101 of the Indenture is amended to add a new definition thereto, in the appropriate alphabetical sequence, as follows:

               "Repayment Date" shall mean, when used with respect to any
                --------------
     Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to such Security.

               "Repayment Price" shall mean, when used with respect to any
                ---------------
     Security to be repaid at the option of the Holder, the price at which it is to be repaid pursuant to this Indenture.

          B. Section 113 of the Indenture is hereby deleted and replaced in its entirety as follows:

               Section 113.  Legal Holidays.

               Except as otherwise specified as contemplated by Section 301 with regard to a series of Securities, in any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity of any Security shall not be a Business Day at any Place of payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repayment Date or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, as the case may be.

          C. Article Two of the Indenture is amended and supplemented to add a new Section 206, which reads in its entirety as follows:

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               Section 206. Securities Repayable at the Option of Holders.

          If the Company shall establish pursuant to Section 301 that the Securities of a particular series offered in a Periodic Offering are to be repaid before their Stated Maturity at the option of Holders thereof, then the face of such Securities may indicate the applicable Repayment Date(s) and Repayment Price(s), and such Securities may include the following provisions:

               If so indicated on the face of this Security, the Company may be required to repurchase this Security at the option of the Holder, in whole or in part, on the Repayment Date(s) and at the applicable Repayment Price(s) so indicated on the face hereof, plus accrued interest, if any, to the applicable Repayment Date. On or before the applicable Repayment Date, the Company shall deposit with the Trustee money sufficient to pay the applicable Repayment Price and any interest accrued on the portion of this Security to be tendered for repayment. On and after such Repayment Date, interest will cease to accrue on this Security or any portion hereof tendered for repayment.

               The repayment option may be exercised by the Holder of this Security for less than the entire principal amount hereof, but in that event, the principal amount hereof remaining outstanding after repayment must be in an authorized denomination. In the event of repurchase of this Security in part only, a new Security or Securities of this series and of like tenor for the unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               In order for this Security to be repaid, the Trustee must receive at least 30 days but not more than 60 days prior to the Repayment Date
          (i) this Security with the form entitled "Option to Elect Repayment" attached to this Security duly completed or (ii) a facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Security to be repaid, together with the duly completed form entitled "Option to Elect Repayment" attached to this Security, will be received by the Trustee not later than the fifth Business Day after the date of such facsimile transmission or letter; however, such facsimile transmission or letter shall only be effective if this Security and duly completed form are received by the Trustee by such fifth Business Day. Such notice, once given, will be irrevocable unless waived by the Company.

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               Unless otherwise indicated on the face hereof, this Security will not be subject to repayment at the option of the Holder.


          D. Section 508 of the Indenture is hereby deleted and replaced in its entirety as follows:

               Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

               Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date, or, in the case of repayment, on the Repayment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


          E. Section 902(1) of the Indenture is hereby amended (i) to add the following after the word "redemption" on the third line thereof: "or repayment" and (ii) to add the following after the words "Redemption Date" in the last line thereof: "or, in the case of repayment, on or after the Repayment Date."

          F. The Indenture is amended and supplemented by adding the following Article Fifteen:

                                ARTICLE FIFTEEN

                      REPAYMENT AT THE OPTION OF HOLDERS

          Section 1501.  Applicability of Article.

          Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified by the terms of such series established pursuant to Section 301) in accordance with this Article.

          Section 1502.  Repayment of Securities.

          Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

          Section 1503.  Exercise of Option.

          Securities of any series subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form on such Securities. In order for any Security to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 60 days nor later than 30 days prior to the Repayment Date (1) the Security so providing for such repayment together with the "Option to Elect Repayment" form duly completed by the Holder (or by the

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Holder's attorney duly authorized in writing) or (2) a facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. ("NASD"), or a commercial bank or trust company in the United States setting forth the name of the Holder of Security, the principal amount of the Security, the amount of the Security to be repaid, the certificate number or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid, together with the duly completed form entitled "Option to Elect Repayment", will be received by the Trustee not later than the fifth Business Day after the date of such facsimile transmission or letter; provided, however, that such facsimile transmission or letter shall only be effective if such Security and form duly completed are received by the Trustee by such fifth Business Day. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

          Section 1504. When Securities Presented for Repayment Become Due and Payable.

          If the Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities so to be repaid shall cease to bear interest. Upon surrender of any such Security for repayment in accordance with such provisions, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided that, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

          If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest set forth in such Security.

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          Section 1505.  Securities Repaid in Part.

          Upon surrender of any Security which is to be repaid in part only (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, Stated Maturity and original issue date of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

          Section 1506.  Compliance with Exchange Act.

          In connection with any repayment of Securities pursuant to this Article, the Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, if required, and will file Schedule 13E-4 or any other schedule, if required.

II.       GENERAL PROVISIONS

          A. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representation as to the validity of this Fourth Supplemental Indenture. The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

          B. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          C. This Fourth Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of that State.

          D. Although this Fourth Supplemental Indenture is dated for convenience and for the purpose of reference March 1, 2001, the actual dates of execution by the Company and by the Trustee are indicated by their respective acknowledgments hereto annexed.


          IN WITNESS WHEREOF, VIRGINIA ELECTRIC AND POWER COMPANY and THE CHASE MANHATTAN BANK have caused this Fourth Supplemental Indenture to be duly executed, and their corporate seals to be hereunto affixed and attested all as of the day and year first above written.

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                                VIRGINIA ELECTRIC AND POWER COMPANY



                                By:_________________________________________
                                Name:______________________________________
                                Title:_____________________________________
                                                                         (SEAL)
Attest:

__________________________________
Assistant Corporate Secretary

                                THE CHASE MANHATTAN BANK, as Trustee



                                By:_________________________________________
                                Name:______________________________________
                                Title:_____________________________________
                                                                         (SEAL)
Attest:

__________________________________


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